Exhibit 24.1

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of J. Larry Sorsby and Brad G. O’Connor or any one of them, the individual’s true and lawful attorney-in-fact, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign on the individual’s behalf a Registration Statement on Form S-8 of Hovnanian Enterprises, Inc. (the “Registration Statement”) relating to the registration of common stock of the Company pursuant to the 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan and to make such changes in and additions and amendments to the Registration Statement (including post-effective amendments), including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date:  March 19, 2019

/s/ Robert B. Coutts
Robert B. Coutts

/s/ Edward A. Kangas
Edward A. Kangas

/s/ Joseph A. Marengi
Joseph A. Marengi

/s/ Vincent Pagano Jr.
Vincent Pagano Jr.

/s/ Robin S. Sellers
Robin S. Sellers

/s/ Stephen D. Weinroth
Stephen D. Weinroth